UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52561	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 2nd Floor New York, New York 10014
(Address of principal executive offices)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Items.

On January 19, 2016, The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) issued a press release announcing the commencement of a rights offering (the “Rights Offering”) of non-transferable subscription rights to holders of record of its common stock as of January 15, 2016 to purchase up to 1,454,545 shares of The ONE Group’s common stock. A copy of the press release is filed as Exhibit 99.7 hereto. In connection with the Rights Offering, The ONE Group is filing items included as exhibits 5.1 and 99.1 through 99.7 to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits to The ONE Group’s Registration Statement on Form S-3 (Registration No. 333-203429), to which the prospectus supplement dated January 19, 2016 relating to the Rights Offering is a part. The Company expects to utilize the net proceeds of the Rights Offering to primarily fund the planned development of the Company’s future STK restaurants.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

99.1	Form of Rights Certificate

99.2	Form of Letter to Stockholders who are Record Holders

99.3	Form of Letter to Stockholders who are Beneficial Holders

99.4	Form of Letter to Clients of Stockholders who are Beneficial Holders

99.5	Form of Nominee Holder Certification Form

99.6	Form of Beneficial Owner Election Form

99.7	Press Release, dated January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2016

THE ONE GROUP HOSPITALITY, INC.

By:	/s/ Samuel Goldfinger
Name:	Samuel Goldfinger
Title:	Chief Financial Officer

Exhibit Index

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

99.1	Form of Rights Certificate

99.2	Form of Letter to Stockholders who are Record Holders

99.3	Form of Letter to Stockholders who are Beneficial Holders

99.4	Form of Letter to Clients of Stockholders who are Beneficial Holders

99.5	Form of Nominee Holder Certification Form

99.6	Form of Beneficial Owner Election Form

99.7	Press Release, dated January 19, 2016